As filed with the Securities and Exchange Commission on July 29, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NETGEAR, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	77-0419172
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive

San Jose, CA 95134

(Address of principal executive offices)

2003 Employee Stock Purchase Plan, as amended

(Full title of the plan)

Patrick C.S. Lo

Chairman of the Board and Chief Executive Officer

NETGEAR, Inc.

350 East Plumeria Drive

San Jose, CA 95134

(408) 907-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable under the Registrant’s 2003 Employee Stock Purchase Plan, as amended	500,000 shares	$15.46	$7,730,000.00	$431.33

(1)	This registration statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.
(2)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq Global Market on July 23, 2009.

STATEMENT UNDER GENERAL INSTRUCTION E –

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers additional shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2003 Employee Stock Purchase Plan, as amended. Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (“SEC”) on August 6, 2003 (File No. 333-107718) (the “Previous Form S-8”), including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 4, 2009;

(2) The Registrant’s Current Reports on Form 8-K, filed with the SEC on January 16, 2009 and February 12, 2009. The Registrant specifically excludes from incorporation such information that has been furnished and not filed pursuant to Item 2.02 of the Registrant’s Current Reports on Form 8-K filed with Commission on January 22, 2009, February 12, 2009, April 22, 2009 and July 22, 2009; and

(3) The Registrant’s Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 29, 2009, filed with the SEC on July 29, 2009.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

5.1	Opinion of NETGEAR, Inc. Vice President, Legal and Corporate Development, as to legality of securities being registered

10.1	2003 Employee Stock Purchase Plan, as amended.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature pages.

Item 9: Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California, on July 29, 2009.

By:	/s/ Patrick C.S. Lo
Name:	Patrick C.S. Lo
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick C.S. Lo and Christine M. Gorjanc, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

Pursuant to the requirements of the Securities Act, the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick C.S. Lo Patrick C.S. Lo	President, Chief Executive Officer, and Director (Principal Executive Officer)	July 29, 2009

/s/ Christine M. Gorjanc Christine M. Gorjanc	Chief Financial Officer (Principal Financial and Accounting Officer)	July 29, 2009

/s/ Jocelyn E. Carter-Miller Jocelyn E. Carter-Miller	Director	July 29, 2009

/s/ Ralph E. Faison Ralph E. Faison	Director	July 29, 2009

/s/ A. Timothy Godwin A. Timothy Godwin	Director	July 29, 2009

/s/ Jef Graham Jef Graham	Director	July 29, 2009

/s/ Linwood A. Lacy, Jr. Linwood A. Lacy, Jr.	Director	July 29, 2009

/s/ George G.C. Parker George G.C. Parker	Director	July 29, 2009

/s/ Gregory J. Rossman Gregory J. Rossman	Director	July 29, 2009

/s/ Julie A. Shimer Julie A. Shimer	Director	July 29, 2009

INDEX TO EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

5.1	Opinion of NETGEAR, Inc. Vice President, Legal and Corporate Development, as to legality of securities being registered

10.1	2003 Employee Stock Purchase Plan, as amended.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature pages.